As filed with the Securities and Exchange Commission on May 15, 1997
-------------------------------------------------------------------------------

                                                       Registration No. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        MEDIALINK WORLDWIDE INCORPORATED
             (Exact name of registrant as specified in its charter)

               Delaware                               52-1481284
     ----------------------------            ------------------------------
     (State or other jurisdiction            (I.R.S. Employer
     of incorporation or                      Identification No.)
     organization)



                      708 Third Avenue, New York, NY 10017
                ------------------------------------------------
               (Address of principal executive offices) (zip code)

                    MEDIALINK WORLDWIDE INCORPORATED AMENDED
                         AND RESTATED STOCK OPTION PLAN
                        MEDIALINK WORLDWIDE INCORPORATED
                        1996 DIRECTORS STOCK OPTION PLAN
          ------------------------------------------------------------------
                            (Full title of the plans)

                               Laurence Moskowitz
          Chairman of the Board, President and Chief Executive Officer
                        Medialink Worldwide Incorporated
                   708 Third Avenue, New York, NY 10017 (212) 682-8300
          ------------------------------------------------------------------
               (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                           Theodore Wm. Tashlik, Esq.
                        Tashlik, Kreutzer & Goldwyn P.C.
                             833 Northern Boulevard
                              Great Neck, NY 11021
                                 (516) 466-8005

                         CALCULATION OF REGISTRATION FEE


                                                  Proposed                 Proposed
Title of                                          maximum                  maximum
securities to be         Amount to be             offering price           aggregate           Amount of
registered (1)           registered (2)           per share (3)            offering price (3)  Registration Fee
-----------------------  --------------------     ----------------------   ------------        --------------
Common Stock,
$.01 par value           812,648
per share                shares                   $6.875                   $5,586,955          $1,693



(1) The proposed commencement of sales is to be as soon as practicable after the Registration Statement has become effective and upon the exercise of any option granted under the Medialink Worldwide Incorporated Amended and Restated Stock Option Plan and the 1996 Directors Stock Option Plan (collectively the "Plans").

(2) There are also being registered hereunder such additional shares of the Registrant's common stock as may be issuable in connection with adjustments under the Plans to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price has been based upon (a) the registration hereunder of an aggregate of 812,648 shares of the Registrant's common stock to be issued pursuant to options granted under the Plans and (b) the proposed maximum offering price per share. The proposed maximum offering price per share represents the average of the high and low sales price of the Registrant's common stock, par value of $.01 per share, of $6.875 as reported on the NASDAQ National Market on May 12, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

         The following documents which have heretofore been filed by Medialink Worldwide Incorporated (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Securities Act of 1933, as amended (the "1933 Act"), are incorporated herein by reference and shall be deemed to be a part hereof:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the exhibits thereto, filed under Section 15(d) of the 1934 Act;

     (2) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997 filed under Section 15(d) of the 1934 Act;

     (3) the prospectus of the Company filed pursuant to Rule 424(b)(i) under the 1933 Act on January 30, 1997;

     (4) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1996 and prior to the termination of the offering of securities covered by this Registration Statement; and

     (5) the description of the Company's capital stock contained in the Company's registration statement filed under the 1934 Act, including any amendments or reports filed for the purpose of updating such description.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

         The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the 1934 Act, as amended, as described in Item 3 of this Part 2.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

         The legality of the shares of the Company's Common Stock offered hereby will be passed upon for the Company by Tashlik, Kreutzer & Goldwyn P.C., 833 Northern Boulevard, Great Neck, New York 11021. Mr. Theodore Wm. Tashlik is a director of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article Twelfth of the Company's Amended and Restated Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any civil or criminal action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by Section 145 of the DGCL against all expense, liability and loss (including without limitation attorneys' fees) incurred by such person in connection therewith.

         Article Ninth of the Company's Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from a breach of their fiduciary duty as directors. However, nothing contained in such Article Ninth shall eliminate or limit the liability of directors (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         Article XI of the Registrant's Amended and Restated By-Laws provides that each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, Corporation Law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. Such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         The Company entered into indemnification agreements with each of its current directors and officers, which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by Delaware law, including by reason of action or inaction occurring in the past, and circumstances in which indemnification and advancement of expenses to such persons are permitted or are discretionary to the greatest extent under Delaware law.

         The Company also maintains directors and officers liability insurance coverage which insures directors and officers of the Company against claims arising out of the performance of their duties.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

          Not applicable.

ITEM 8.   EXHIBITS.
          --------

          Exhibit
          Number                   Description
          ---------                ------------

          5.1                      Opinion of Tashlik, Kreutzer & Goldwyn P.C.
                                   to the legality of the shares being
                                   registered

          23.1                     Consent of KPMG Peat Marwick LLP

          23.2                     Consent of Tashlik, Kreutzer & Goldwyn P.C.
                                   (included in exhibit 5.1)

          99.0 Copy of Medialink Worldwide Incorporated Amended and Restated Stock Option Plan (Filed as Exhibit 10.34 to Medialink Worldwide Incorporated Registration
                                   Statement on Form S-1, dated October 15,
                                   1996 (No. 333-14119), and incorporated
                                   herein by reference

          99.1 Copy of Medialink Worldwide Incorporated Stock Option Agreement (Filed as Exhibit
                                   10.34 to the Medialink Worldwide
                                   Incorporated Registration Statement on Form
                                   S-1, dated October 15, 1996 (No. 333-14119)
                                   and incorporated herein by reference

          99.2 Copy of Medialink Worldwide Incorporated 1996 Directors Stock Option Plan (Filed as
                                   Exhibit 10.35 to the Medialink Worldwide
                                   Incorporated Registration Statement on Form
                                   S-1, dated October 15, 1996 (No. 333-14119)
                                   and incorporated herein by reference

          99.3 Copy of Medialink Worldwide Incorporated Directors Stock Option Agreement (Filed as
                                   Exhibit 10.35 to the Medialink
                                   Worldwide Incorporated Registration
                                   Statement on Form S-1, dated October 15,
                                   1996 (No. 333-14119) and incorporated herein by reference


ITEM 9.   UNDERTAKINGS.
          ------------

          (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14 a-3 or Rule 14 c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by
Article 3 of Regulation S-X is not presented in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated in the prospectus to provide such interim information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 14th day of May, 1997.

                                   MEDIALINK WORLDWIDE INCORPORATED

                                   By:  /s/Laurence Moskowitz
                                        ---------------------------------------
                                        Laurence Moskowitz, Chairman of the
                                        Board, Chief Executive Officer,
                                        President and Director

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

/s/Laurence Moskowitz
-----------------------
Laurence Moskowitz            Chairman of the Board,             May 14, 1997
                              Chief Executive Officer,
                              President and Director
/s/J. Graeme McWhirter
-----------------------
J. Graeme McWhirter           Executive Vice President           May 14, 1997
                              - Administration and Chief
                              Operating Officer, Secretary
                              and Treasurer and Director
/s/David Davis
-----------------------
David Davis                   Senior Vice President/             May 14, 1997
                              International, Director

/s/Harold Finelt
-----------------------
Harold Finelt                 Director                           May 14, 1997

/s/Donald Kimelman
-----------------------
Donald Kimelman               Director                           May 14, 1997

/s/James J. O'Neill
-----------------------
James J. O'Neill              Director                           May 14, 1997

/s/Gerald P. Rodeen
-----------------------
Gerald P. Rodeen              Director                           May 14, 1997

/s/Theodore Wm. Tashlik
------------------------
Theodore Wm. Tashlik          Director                           May 14, 1997

                                  EXHIBIT INDEX




                                                                 Sequentially
                                                                 Numbered Pages
                                                                 --------------

Exhibit 5.1 Opinion of Tashlik, Kreutzer & Goldwyn P.C....       Page 12

Exhibit 23.1 Accountant's Consent........................        Page 15

Exhibit 23.2 Consent of Counsel..........................        Page 17

Exhibit 99.0 Copy of Medialink Worldwide Incorporated Amended and Restated Stock Option Plan (Filed as Exhibit 10.34 to Medialink Worldwide Incorporated Registration Statement on Form S-1, dated
               October 15, 1996 (No. 333-14119) and incorporated herein by reference

Exhibit 99.1 Copy of Medialink Worldwide Incorporated Stock Option Agreement (Filed as Exhibit 10.34 to the Medialink Worldwide Incorporated Registration Statement on Form S-1, dated October 15, 1996 (No. 333-14119) incorporated herein by reference

Exhibit 99.2 Copy of Medialink Incorporated Worldwide 1996 Directors Stock Option Plan (Filed as Exhibit 10.35 to the Medialink Incorporated Registration Statement on Form S-1, dated October 15, 1996 (No. 333-4119) and incorporated herein by reference

Exhibit 99.3 Copy of Medialink Worldwide Incorporated 1996 Directors Stock Option Agreement (Filed as Exhibit 10.35 to the Medialink Worldwide Incorporated Registration Statement on Form S-1, dated October 15, 1996 (No. 333-14119) and incorporated herein by reference

                                   EXHIBIT 5.1

                                                                 EXHIBIT 5.1


                        TASHLIK, KREUTZER & GOLDWYN P.C.
                             833 Northern Boulevard
                              Great Neck, NY 11021




                                                  May 15, 1997




Medialink Worldwide Incorporated
708 Third Avenue
New York, NY  10017

Gentlemen:

         This opinion and the consent to use of our name are furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") by Medialink Worldwide Incorporated, a Delaware corporation (the "Company"), for registration under the Act of 812,648 shares of common stock, par value $.01 per share (the "Common Stock"), of which 611,594 shares have been granted under the Company's Amended and Restated Stock Option Plan (the "Plan") and 87,400 shares have been granted under the Company's 1996 Directors Stock Plan (the "Directors Plan" and, together with the "Plan", the "Plans").

         We have acted as counsel to the Company and have participated in the preparation and filing of the aforementioned Registration Statement. As such counsel, we have examined the Amended and Restated Certificate of Incorporation and By-Laws of the Company, the proceedings taken by the Company with respect to the filing of such Registration Statement and such other documents as we have deemed necessary and appropriate.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

         2. The 812,648 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued, sold and paid for in accordance with the Plans, will be duly and validly issued, fully paid and non-assessable.

Medialink Worldwide Incorporated
May 15, 1997
Page 2



         Certain members of this firm are shareholders and stock option holders of the Company.

         We hereby consent to the use of this opinion as an Exhibit to the aforementioned Registration Statement and to the use of our name in the Registration Statement.

                                        Very truly yours,

                                        /s/  Tashlik, Kreutzer & Goldwyn P.C.








TK&G:pc

                                  EXHIBIT 23.1

                                                                 EXHIBIT 23.1



     The Board of Directors Medialink Worldwide Incorporated:

         We consent to the use of our report incorporated herein by reference.


                                                       KPMG Peat Marwick LLP


New York, New York
May 15, 1997

                                  EXHIBIT 23.2

                                                                 EXHIBIT 23.2



                               CONSENT OF COUNSEL



         The consent of Tashlik, Kreutzer & Goldwyn P.C. is contained in their opinion filed as Exhibit 5.1.